UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2020

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01Regulation FD Disclosure.

On September 17, 2020, Precision BioSciences, Inc. (the “Company”) issued a press release announcing the expansion of targets under the License and Collaboration Agreement (as defined below).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01Other Events.

On September 17, 2020, the Company announced that in collaboration with Les Laboratoires Servier (“Servier”), an independent global pharmaceutical company, under the Development and Commercial License Agreement by and between Servier and Precision, dated February 24, 2016, as subsequently amended (the “License and Collaboration Agreement”), the companies have added two additional hematological cancer targets beyond the Company’s CD19 product candidate and two solid tumor targets.

Under the terms of the License and Collaboration Agreement, Servier has selected two hematological and two solid tumor targets beyond those already in Precision’s allogeneic CAR T pipeline. Precision intends to leverage its proprietary ARCUS genome editing platform and CAR T development and manufacturing expertise for early-stage research and development activities, including Investigational New Drug (IND) filing through the manufacturing of initial clinical trial material for a Phase 2 study. Servier has the right to opt in for late-stage development and commercialization, and Precision has the right to participate in the development and commercialization of any licensed products resulting from the collaboration through a 50/50 co-development and co-promotion option in the United States. With the addition of these new targets, Precision expects to receive milestone payments in 2020 and 2021. Precision is also eligible for option fees, clinical, regulatory, and sales milestones in addition to royalties on product sales.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements the Company’s expectations for milestone payments involving the additional targets and the Company’s intent to leverage its proprietary ARCUS genome editing platform and CAR T development and manufacturing expertise for early-stage research and development activities. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including without limitation, the risks referred to under the section “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, as such factors may be updated from time to time in our other filings with the SEC, which filings are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of our website at https://investor.precisionbiosciences.com.  All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Precision BioSciences, Inc., dated September 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: September 17, 2020	By:	/s/ Matthew Kane
Matthew Kane
President and Chief Executive Officer